UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Citrix Systems, Inc.

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CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2013

May 10, 2013

On April 12, 2013, Citrix Systems, Inc. (“Citrix”) filed its proxy statement relating to its 2013 Annual Meeting of Stockholders (the “Proxy Statement”) with the Securities and Exchange Commission, and made the Proxy Statement available on the Internet on that same day. Subsequent to that date, the Board of Directors (the “Board”) appointed a new Class I director, Robert D. Daleo. This supplement to the Proxy Statement has been prepared to provide stockholders with information regarding our new director that would have been included in the Proxy Statement had Mr. Daleo been appointed prior to the filing of the Proxy Statement. You are not being asked to vote for or ratify the appointment of Mr. Daleo at the upcoming Annual Meeting, as the Class I directors are not being elected by Citrix stockholders at this meeting. This supplement is being provided solely for informational purposes.

Appointment of New Director

On May 7, 2013, the Board, based on the recommendation of the Nominating and Corporate Governance Committee, appointed Robert D. Daleo as a Class I director of Citrix, which class of directors shall serve until the 2014 annual meeting of stockholders. The Board has determined that Mr. Daleo is independent within the meaning of the director independence standards of The Nasdaq Stock Market LLC and the Securities and Exchange Commission.

Business Experience of Mr. Daleo

Robert D. Daleo, age 63, has served as one of our directors since May 7, 2013. Mr. Daleo has been a member of the Board of Directors of Equifax Inc., a publicly-traded global provider of information solutions and human resources business process outsourcing services, since 2006. Mr. Daleo retired as Vice Chairman of Thomson Reuters, a publicly-traded global provider of integrated information solutions to business and professional customers, in December 2012. Mr. Daleo was Executive Vice President and Chief Financial Officer of Thomson Reuters or its predecessors from 1998 through 2011, and a member of The Thomson Corporation board of directors from 2001 to April 2008. From 1994 to 1998, Mr. Daleo served in senior operations, planning, finance and business development positions with Thomson Reuters. Prior to joining The Thomson Corporation, he held various financial and operations positions with The McGraw-Hill Companies, Inc., a publicly-traded content and analytics provider, and Automatic Data Processing, Inc., a publicly-traded provider of business outsourcing solutions. The Board believes Mr. Daleo’s qualifications to sit on our Board include his extensive financial accounting, corporate finance, operations and business development expertise through his experience as chief financial officer of a large multinational company, as well as his board-level experience with Thomson Reuters.

Stock Ownership of Mr. Daleo

Mr. Daleo beneficially owned 181 shares of Citrix common stock on February 28, 2013, the date of the information disclosed under “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement. As a newly appointed non-employee director, Mr. Daleo is entitled to receive an award of 10,000 restricted stock units, which vest in accordance with our standard three-year vesting schedule, as described under the caption “Director Compensation” in the Proxy Statement.